UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 15, 2004

Date of Report (Date of earliest event reported)

CYTOKINETICS, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 East Grand Avenue
South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 624-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (c) On September 15, 2004, the board of directors of Cytokinetics, Incorporated (the “Company”) appointed Robert Blum, age 41, as Executive Vice President, Corporate Development and Commercial Operations and Chief Business Officer.

     Prior to his appointment as Executive Vice President, Corporate Development and Commercial Operations and Chief Business Officer, Mr. Blum served as the Company’s Executive Vice President, Corporate Development and Finance and Chief Financial Officer. From October 2001 to December 2003, he served as the Company’s Senior Vice President, Corporate Development and Finance and Chief Financial Officer. From July 1998 to September 2001, Mr. Blum was the Company’s Vice President, Business Development. Prior to joining the Company in July 1998, he was Director, Marketing at COR Therapeutics, Inc., a biopharmaceutical company, from 1996. From 1991 to 1996, he was Director, Business Development at COR Therapeutics. Prior to this, Mr. Blum performed roles of increasing responsibility in sales, marketing and other pharmaceutical business functions at Marion Laboratories, Inc. and Syntex Laboratories, Inc. Mr. Blum received B.A. degrees in Human Biology and Economics from Stanford University and a M.B.A. from Harvard Business School.

     Mr. Blum’s base compensation remains the same as prior to his appointment as Executive Vice President, Corporate Development and Commercial Operations and Chief Business Officer, and he received no additional cash or equity compensation in connection with such appointment.

     Previously, Mr. Blum and the Company entered into an Executive Employment Agreement in substantially the form entered into between the Company and other executive officers of the Company, and as reported on the Current Report on Form 8-K filed by the Company on September 8, 2004.

     The Executive Employment Agreement provides for Mr. Blum to remain an at-will employee of the Company and to receive salary, bonus and benefits as determined in the discretion of the board of directors of the Company. In addition, this agreement provides for Mr. Blum to receive certain benefits if within the eighteen-month period following a change of control of the Company he resigns for good reason or is terminated by the Company or its successor other than for cause. Upon such qualifying resignation or termination, Mr. Blum will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of eighteen months; a lump sum payment equal to his full target annual bonus; acceleration in full of vesting of options for Company common stock held by Mr. Blum; the lapse in full of the Company’s right of repurchase with respect to restricted shares of the Company’s common stock held by Mr. Blum; and continued employee benefits until the earlier of eighteen months following the date of termination or resignation or the date Mr. Blum obtains employment with generally similar employee benefits.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED
/s/ James H. Sabry
James H. Sabry
President and Chief Executive Officer

Date: September 21, 2004